                                                                 EXHIBIT 10.38

                        DATED                              1999


                                     LEASE
                                  relating to

                                    Unit 3
                                  Dawley Park
                                     Hayes
                                   Middlesex



                SUN LIFE ASSURANCE SOCIETY PLC                       (1)

                HAWKER PACIFIC AEROSPACE LIMITED
                and HAWKER  PACIFIC AEROSPACE                        (2)




                      Ref: 538/A11952.18/PP2:219526.10/kdc

                               TABLE OF CONTENTS

PARTIES                                                                 1
      1    Definitions and Construction                                 1
      2    Demise                                                       6
      3    Tenant's Covenants                                           7
      3.1  Rents                                                        7
      3.2  Outgoings                                                    7
      3.3  Gas and electricity charges                                  8
      3.4  Repair                                                       8
      3.5  Reinstatement after damage                                   9
      3.6  Inside painting                                              9
      3.7  Landlord's right of inspection                              10
      3.8  Compliance with notices to remedy                           10
      3.9  Window cleaning                                             11
      3.10 Yielding up                                                 11
      3.11 Reimbursement of Landlord's expenses                        11
      3.12 Alterations and waste                                       11
      3.13 Signs                                                       13
      3.14 Notices of a competent authority                            13
      3.15 Requirements of any Act or competent authority              14
      3.16 Planning Acts                                               14
      3.17 User permitted                                              16
      3.18 User prohibited                                             16
      3.19 General alienation restrictions                             18
      3.20 Assignment of whole                                         19
      3.21 Underletting                                                20
      3.22 Undertenant provisions                                      20
      3.23 Direct covenants from undertenant                           22
      3.24 Landlord's approval of underlease                           23
      3.25 Obligations relating to underletting                        23
      3.26 Registration of dealings                                    24
      3.27 Notice of damage                                            25
      3.28 Defective Premises Act 1972                                 25
      3.29 Glass insurance                                             25
      3.30 Third Party Insurance                                       26
      3.31 No other insurance                                          26
      3.32 Indemnities                                                 26
      3.33 Boards                                                      27
      3.34 Landlord's costs                                            27
      3.35 Interest                                                    28
      3.36 Value Added Tax                                             28
      3.37 Regulations affecting Estate                                28
      3.38 Obstructions and encroachments                              29
      3.39 Car Parking                                                 29
      3.40 Surety                                                      30
      3.41 Covenants and provisions affecting Landlord's title         30
      4   LANDLORD'S COVENANTS                                         31
      4.1 Quiet enjoyment                                              31
      4.2 Insurance                                                    31
      4.3 Reinstatement                                                32
      4.4 Repair of Estate and provision of services                   33
      5   PROVISOS                                                     33
      5.1 Re-entry                                                     33
      5.2 Payment of rent not waiver                                   35

      5.3 Suspension of rent                                           36
      5.5 No warranty as to use                                        36
      5.6 Exclusion of Landlord's liability                            37
      5.7 Service of notices                                           37
      5.8 Modification of compensation                                 37
      5.9 Distress                                                     38
      5.10 Removal of Goods                                            38
      5.11 Disputes between Tenants                                    38
      5.12 No Building Scheme                                          38
      5.13 No other Easements                                          39
      5.14 Value Added Tax                                             39
THE FIRST SCHEDULE...................................................  41
      Part 1                                                           41
      The Estate                                                       41
      Part 2                                                           41
      The Premises                                                     41
SECOND SCHEDULE......................................................  42
      Part 1                                                           42
      Rights granted                                                   42
      Part 2                                                           43
      Rights reserved                                                  43
THIRD SCHEDULE.......................................................  46
      Review of Principal Rent                                         46
FOURTH SCHEDULE......................................................  53
      Service Charge                                                   53
FIFTH SCHEDULE.......................................................  59
      Surety's Covenants Guarantee of Tenant's performance             59
SIXTH SCHEDULE.......................................................  62
      Landlord's Fixtures                                              62
SEVENTH SCHEDULE.....................................................  63
      Works to be Disregarded on Rent Review                           63

      DATE
                                 1999

      PARTIES

(1)  SUN LIFE ASSURANCE SOCIETY PLC (registered number 776273) whose registered office is at 107 Cheapside  London  EC2V 6DU ("the Landlord")

(2)  HAWKER PACIFIC AEROSPACE LIMITED (registered number 3459428) whose registered office is at 1 London Road  Southampton  SO15 2AE and HAWKER

     PACIFIC AEROSPACE of 11240 Sherman Way  Sun Valley  CA 91352-4942  USA

     ("the Tenant")

1    Definitions and Construction


1.1 In this Lease (unless the context otherwise requires or admits) the following words and phrases shall have the following meanings


Word or Phrase                            Meaning

Act                                       any Act of Parliament now or hereafter during the Term
                                          to be passed

Common Parts                              the roadways ramps service yard service roads car parks
                                          accessways forecourt loading areas landscaped areas
                                          entrances in the Estate from time to time intended for
                                          general use and any other parts of the Estate from time to time intended for general use

consent of the Landlord                   prior consent in writing signed by the Landlord

Estate                                    the property described in Part 1 of the First Schedule

Group Company                             a company which is in the same group as the Tenant
                                          within the meaning of section 736 of the Companies Act
                                          1985

Insured Risks                             loss or damage by fire storm tempest flood lightning
                                          explosion aircraft (other than hostile aircraft) articles
                                          dropped therefrom riot or civil commotion malicious
                                          damage impact bursting and overflowing of pipes and
                                          such other risks as the Landlord shall from time to time
                                          during the Term determine

Lettable Areas                            those parts of the Estate leased or intended to be leased
                                          to  occupational tenants whether or not actually let

Landlord                                  includes the estate owner for the time being of the
                                          reversion immediately expectant on the termination of
                                          the Term

Landlord's fixtures                       the fixtures and fittings brief particulars of which are
                                          listed in the Sixth Schedule

Landlord's Surveyor                       the duly qualified surveyor for the time being of the
                                          Landlord

last year of the Term                     the year of the Term ending on the termination of the
                                          Term

notice                                    notice in writing


Permitted Part                            such parts of the Premises (up to two) as is/are approved
                                          by the Landlord (such approval not to be unreasonably
                                          withheld or delayed) subject to the Premises never being
                                          divided into more than three parts

Permitted Underlease                      an underlease of the Premises to be granted upon the date
                                          hereof by the Tenant to the said Hawker Pacific
                                          Aerospace Limited such underlease to be in the form of
                                          this Lease save only for amendment of the parties thereto

Perpetuity Period                         the period of eighty (80) years from the date hereof

Plan                                      the plan annexed hereto

Planning Acts                             the Act or Acts for the time being in force relating to
                                          town and country planning

Premises                                  the property described in Part 2 of the First Schedule
                                          together with all additions and improvements thereto and
                                          all fixtures and fittings therein or thereon other than
                                          tenant's or trade fixtures and fittings

Prescribed Rate                           either the base rate of Barclays Bank PLC (or such other
                                          Bank being a member of the Committee of London and
                                          Scottish Clearing Bankers as the Landlord may from
                                          time to time nominate) or if no such base rate can be
                                          ascertained then the rate at the relevant time which such
                                          Bank (or alternative Bank as aforesaid) shall utilise for
                                          equivalent purposes

Principal Rent                            the rent FIRST reserved in clause 2

Rent Commencement Date

Rent Payment Dates                        the twenty fifth day of March the twenty fourth day of
                                          June the twenty ninth day of September and the twenty
                                          fifth day of December of each calendar year

Rents                                     the rents reserved in clause 2

Retained Parts                            the entirety of the Estate excluding the Lettable Areas

Service Conduits and Appliances           gas pipes water pipes drains ducts sewers cables
                                          electric mains wires supply lines conduits appliances
                                          air-conditioning apparatus and services

Service Rent                              the rent THIRDLY reserved in clause 2

Service Road                              the roadway shown coloured brown on the Plan

Tenant                                    includes the successors in title of the Tenant and those
                                          deriving title under it

Term                                      the term hereby granted

termination of the Term                   the determination of the Term whether by effluxion
                                          of time re-entry notice surrender (whether by operation of law or otherwise) or by any other means whatsoever

underlease and                            include an agreement for underlease or

sub-underlease                            sub-underlease

        underlet                        includes an agreement to underlet

1.2     In this Lease where the context requires

1.2.1   words importing the singular include the plural and vice versa

1.2.2   words importing the masculine include the feminine and neuter

1.2.3 where a party consists of more than one person covenants and obligations of that party shall take effect as joint and several covenants and obligations

1.3 References to any Act include references to any statutory modification or re-enactment thereof for the time being in force and any order instrument regulation or by-law made or issued thereunder

1.4 The clause headings shall not in any way affect the construction of this Lease

1.5 It shall be a breach of the covenants and conditions on the part of the Tenant herein contained to permit or suffer any act in breach of such covenants and conditions

2       Demise

        The Landlord demises the Premises to the Tenant TOGETHER WITH the rights granted in Part 1 of the Second Schedule RESERVING to the Landlord and
        all others authorised by the Landlord the rights set out in Part 2 of the Second Schedule TO HOLD for the term of Twenty five (25) years
        from    (and    including)     19 and     expiring     on     (and
        including)     determinable as herein provided SUBJECT TO all rights
        easements quasi-easements covenants and stipulations affecting the
        Premises including the matters contained in or referred to in the deeds and documents listed in the Fifth Schedule paying during the Term FIRST from the date hereof until the Rent Commencement Date the yearly rent of one peppercorn and from the Rent Commencement Date until (and including)
                 day of       19 the yearly rent (and proportionately for any
        part of a year) of POUNDS ((Pounds)     ) and thereafter the

        yearly rent payable under the Third Schedule such rent to be paid without any deduction or set off whether legal or equitable (except as required by any Act) by four equal quarterly payments in advance on the Rent Payment Dates the first payment for the period beginning on (and
        including) day of        19    and ending on (and including)     day of
        19     to be made on the day of      19    SECONDLY a yearly rent equal
        to 38 per centum per annum of the sum or sums (including the cost of periodic valuations for insurance purposes (but not more than once a year)) incurred or to be incurred by the Landlord in performance of the Landlord's covenant for insurance in clause 4.2 such yearly rent to be paid on demand THIRDLY the yearly rent ascertained in accordance with the provisions of the Fourth Schedule such rent to be paid in accordance with the Fourth Schedule and FOURTHLY by way of additional rent the interest payable pursuant to clause 3.35

3        Tenant's Covenants

         The Tenant covenants with the Landlord


3.1      Rents

         To pay the Rents at the times and in manner aforesaid if so required by banker's standing order without any deduction (except as aforesaid) by way of set off (whether legal or equitable or of any other description) or otherwise

3.2      Outgoings

3.2.1 To defray or in the absence of direct assessment on the Premises to pay to the Landlord a fair proportion (to be conclusively determined by the Landlord) of all existing and future rates taxes assessments charges and outgoings payable in respect of the Premises or any part thereof by any estate owner landlord tenant or occupier thereof (save only for any occasioned by the receipt of Rents or as a result of any disposition of or dealing with or the ownership of any estate or interest expectant in reversion on the termination of the Term other than a deemed disposal or dealing arising as a consequence of any act or default of the Tenant its undertenants licensees agents or servants)

3.2.2 To pay to the Landlord on demand the amount of any rates or surcharge payable by the Landlord after the termination of the Term through the Landlord's inability to claim void rate relief for the maximum period (commencing with the date of termination of the Term) which would have been allowed had the Premises been occupied up to the date of the termination of the Term

3.2.3 Not to agree any valuation of the Premises for rating purposes or agree any alteration in the rating list in respect thereof without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed)

3.2.4 Not to make any proposal to alter the rating list so far as the list relates to the Premises or lodge an appeal in respect thereof without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed)

3.2.5 Without prejudice to clause 3.12 forthwith upon receipt to provide the Landlord with a copy of any notice of an alteration or proposed alteration in the rating list which will or may affect the Premises

3.3      Gas and electricity charges

3.3.1 To pay to the suppliers thereof all charges for gas electricity and water (including meter rents) consumed in the Premises during the Term

3.3.2 To comply with the requirements and regulations of the supply authority with regard to the electrical wiring installations and equipment in the Premises and not without the consent of the Landlord (such consent not to be unreasonably withheld or delayed) to carry out any electrical work whatsoever or make any alteration to or extension of the electrical installations in the Premises or the Estat e

3.4      Repair

3.4.1 To put and keep the Premises and every part thereof in good and substantial repair and condition throughout the Term and when necessary to rebuild the same (damage by the Insured Risks excepted subject to exclusions of the policy or policies effected by the Landlord and save to the extent that such policies shall have been vitiated or payment of the policy monies refused in consequence of some act or default on the part of or suffered by the Tenant its undertenant or their respective servants agents licensees or invitees)

3.4.2 To keep all parts of the Premises which are not built upon in a good and clean condition adequately surfaced and free from weeds and all landscaped areas properly cultivated and maintained

3.4.3 To keep all plant machinery apparatus and equipment in the Premises properly maintained and in good working order and condition and when necessary renew or replace the same

3.5      Reinstatement after damage

         In the event that the Premises shall be destroyed or damaged by any of the Insured Risks and if the Term shall not have been determined under clause 5.4 if so required to join with the Landlord (at the parties' joint cost insofar as the costs are not recoverable from insurance) in making application for any planning or other permission necessary for rebuilding or reinstating the Premises

3.6      Inside painting

3.6.1 As often as reasonably required (having regard to the nature of the surfaces and the materials used in the construction of the Premises) (but no more often than once in every fifth year of the Term) and in the last three months of the last year of the Term in a proper and workmanlike manner to prepare and paint all inside surfaces of the Premises usually painted with two coats of good quality paint and to restore all other inside surfaces to their proper condition and appearance

3.6.2 In complying with this covenant in the last three months of the last year of the Term to use only materials approved by the Landlord (such approval not to be unreasonably withheld or delayed)

3.7      Landlord's right of inspection

         Subject to the provisions of clause 5.17 hereof to permit the Landlord and any authorised person at all reasonable times and (save in the case of emergency) upon previous notice to enter upon the Premises for any of the following purposes

3.7.1 to view and examine the state and condition of the Premises and to take schedules or inventories of the Landlord's fixtures and fittings and

3.7.2    to exercise any of the rights excepted and reserved by this Lease and

3.7.3 to comply with the covenants on the part of the Landlord herein contained and

3.7.4 for any other reasonable purpose connected with the interest of the Landlord in the Premises including but not limited to the valuation or disposal of any interest of the Landlord

3.8      Compliance with notices to remedy

3.8.1 Forthwith to commence and thereafter diligently to proceed with any works to the Premises which are necessary to comply with any notice properly given by the Landlord requiring the Tenant to remedy any breach of the Tenant's covenants relating to the state and condition of the Premises found upon any inspection

3.8.2 If the Tenant shall not within a period of ninety (90) days or sooner if requisite comply with any such notice to permit the Landlord and any authorised person to enter the Premises to remedy any such breach

3.8.3 To pay to the Landlord on demand all the reasonable costs and expenses reasonably and properly incurred by the Landlord under the provisions of clause

3.8.2 which sums shall at the option of the Landlord be recoverable by action or as rent in arrears

3.9 Window cleaning To clean the window glazing in the Premises as often as reasonably necessary and in any event at least once in every two months

3.10     Yielding up

         At the termination of the Term

3.10.1 to yield up the Premises (Tenant's or trade fixtures and fittings only excepted) in good and substantial repair and condition and fully in accordance with the foregoing Tenant's covenants and

3.10.2 to make good to the satisfaction of the Landlord any damage caused to the Premises by the removal of the Tenant's fixtures fittings furniture and effects or any signs or notices installed by the Tenant pursuant to the provisions hereafter contained and by the reinstatement of the Premises pursuant to any covenant with the Landlord

3.11     Reimbursement of Landlord's expenses

         To reimburse to the Landlord all expenditure reasonably incurred by the Landlord after the termination of the Term in repairing rebuilding renewing painting and decorating the Premises so as to put them into the condition required by the foregoing Tenant's covenants and to pay to the Landlord a sum equivalent to the loss of rent suffered by the Landlord during the period from such termination until all such works have been completed

3.12     Alterations and waste

3.12.1 Subject to the provisions of sub-clauses 3.12.2 and 3.12.3 not to erect or permit or suffer to be erected any other building structure pipe wire mast or post upon the Premises nor to make or permit or suffer to be made any alteration in or addition to the Premises nor to commit or permit or suffer any waste spoil or destruction in or upon the Premises nor to cut injure or remove or suffer to be cut injured or removed any of the roofs walls (whether outside or inside) floors joists timbers wires pipes drains appurtenances or fixtures of the Estate or the Premises

3.12.2 Not to make any alterations of any nature to the Premises (whether structural or not) or any part thereof without the consent of the Landlord such consent not to be unreasonably withheld or delayed provided always that the Landlord shall be entitled

         (a) to require that the Works are carried out in a good and workmanlike manner and

         (b) as a condition of giving consent to stipulate that the Tenant enter into such covenants with the Landlord as the Landlord shall require with regard to the carrying out of the works including (without limitation) a covenant for reinstatement

3.12.3 In the event that the Tenant shall at any time carry out works to the Premises in breach of the provisions of this clause the Landlord will be entitled without notice to enter the Premises and remove such works or any part thereof and reinstate the Premises PROVIDED THAT the costs thereby incurred including interest calculated at the rate of Four per centum per annum above the Prescribed Rate on a day to day basis from the date of expenditure until the date of payment shall be recoverable by action or at the option of the Landlord as rent in arrears

3.12.4 Notwithstanding the above and subject to the provisions of clauses 3.17 and 3.19 the Tenant shall be entitled (without the consent of the Landlord) to install alter and remove demountable partitions which do not affect the structure PROVIDED THAT

         (a) the Tenant shall deposit with the Landlord plans showing the location of the partitions immediately after the installation alteration relocation of the same and

         (b) the Tenant shall at the termination of the Term remove such partitions and make good to the satisfaction of the Landlord all damage to the Premises thereby caused

3.13     Signs

3.13.1 Not to affix any sign on the exterior of the Premises without the Landlord's prior written consent (such consent not to be unreasonably withheld or delayed)

3.13.2   Subject to clause 3.13.1 above and save as provided in paragraph 5 of
         Part 1 of the Second Schedule not to affix or display or permit or suffer to be affixed or displayed upon any part of the exterior of the Premises or the Estate or to or through any window thereof any placard poster notice advertisement name or sign whatsoever Any sign erected by the Tenant in breach of the provisions of this clause may be removed by the Landlord and the costs thereby incurred including interest calculated at the rate of Four per centum per annum above the Prescribed Rate in respect of the period from the date of expenditure until the date of payment shall be recoverable by action or at the option of the Landlord as rent in arrears

3.14     Notices of a competent authority

         Within fourteen days (or sooner if reasonably requisite having regard to the requirements of the same) of the receipt by the Tenant of any notice order requisition direction or plan given made or issued to or by a competent authority affecting the Premises or the occupation or user thereof to supply a copy thereof to the Landlord and to make or join in making (at the Landlord's cost) such objections or representations against or in respect thereof as the Landlord may reasonably require

3.15     Requirements of any Act or competent authority

3.15.1 To comply in every respect with the provisions of any Act or the requirements of any competent authority in respect of the Premises or any part thereof or in respect of the occupation or user thereof and to indemnify the Landlord against all claims demands expenses and liability in respect thereof and to pay all costs charges and expenses incurred by the Landlord in connection with any such provision or requirement

3.15.2 In the event that at any time the Tenant shall not carry out such works as are necessary to comply with the provisions and requirements referred to in clause 3.15.1 then the Landlord may (but shall not be obliged to) enter the Premises and carry out such works itself and the reasonable costs thereby incurred including interest calculated at the rate of Four per centum per annum above the Prescribed Rate on a day to day basis from the date or expenditure until the date or repayment shall be recoverable by action or at the option of the Landlord as rent in arrears and

3.15.3 Not at any time to make application whether to the Court or otherwise for any apportionment of the costs or expenses incurred or to be incurred by the Tenant in compliance with the provisions and requirements referred to in clause

3.16     Planning Acts

         Without prejudice to the generality of the last preceding Sub-clause in relation to the Planning Acts

3.16.1 to comply with the provisions of the Planning Acts and of any planning permissions relating to or affecting the Premises and

3.16.2 not to make any application for planning permission in respect of the Premises without the consent of the Landlord such consent not to be unreasonably withheld or delayed and

3.16.3 at the expense of the Tenant to obtain and if appropriate to renew all planning permissions and any other consents and to serve all necessary notices required for the carrying out by the Tenant of any operations or the commencement of any work on the Premises which may constitute Development which the meaning of the Planning Acts and

3.16.4 not to implement any planning permission before it has been produced to the Landlord and acknowledged as satisfactory but such acknowledgement not to be unreasonably withheld or delayed PROVIDED THAT the Landlord may refuse to approve such planning permission on the grounds that any condition contained in it or anything omitted from it or the period referred to in it would in the reasonable opinion of the Landlord be or be likely to be prejudicial to the Landlord's interest in the Premises or in any adjoining property and

3.16.5 unless the Landlord shall otherwise direct in writing to carry out and complete before the termination of the Term any works required to be carried out to the Premises as a condition of any planning permission granted during the Term and implemented by the Tenant whether or not the date by which the planning permission requires such works to be carried out is within the Term and

3.16.6 to produce to the Landlord on demand all plans documents and other evidence as the Landlord may reasonably require in order to satisfy itself that the provisions of this clause have been complied with and

3.16.7 in any case where a planning permission has been granted subject to conditions the Landlord shall be entitled (where it is reasonable to do so) to require the Tenant to provide security for the compliance with such covenants

3.17 User permitted Not to use or occupy the Premises other than for the purposes specified in Use Classes B1 (b) and (c) B2 and B8 of the Town and Country Planning (Use Classes) Order 198 7

3.18     User prohibited

3.18.1 Not to store or bring upon the Premises any materials or liquid of a specially combustible inflammable dangerous or offensive nature save for any such materials or liquids the nature of which have been previously disclosed to the Landlord (subject to the same being stored and used in accordance with any statutory provisions relating thereto)

3.18.2 Not to do any act or thing whereby any insurance effected on the Estate or Premises or any neighbouring property may be rendered void or voidable or unless the Tenant shall pay such increased premium the rate of premium thereon may be increased and to comply with all requirements of the insurers as to fire precautions relating to the Premises

3.18.3 To keep the Premises supplied and equipped with such fire fighting equipment as may be required by statute or the insurers and not at any time to obstruct the means of access to or means of working of any such equipment

3.18.4 Not to do on the Premises or any part thereof any act or thing whatsoever which may be or tend to be a nuisance annoyance damage or disturbance to the Landlord or the owners or occupiers of any adjoining or neighbouring property PROVIDED ALWAYS that the carrying on by the Tenant (here meaning Hawker Pacific Aerospace Limited and Hawker Pacific Aerospace Incorporated only) of its business at the Premises in a usual and reasonable manner for a business of that type shall not in any event be deemed to be a breach of the provisions of this sub clause or any other provision contained or referred to in this Lease

3.18.5 Not to use the Premises or any part thereof for any illegal or immoral purpose

3.18.6 Not to bring into or upon the Estate and/or the Premises or do anything which might throw on the Estate and/or the Premises any load or weight in excess of that which the Estate and/or the Premises are designed or constructed to bear with due margin for safety nor to cause any undue vibration to the Premises or any part of the Estate by machinery or otherwise

3.18.7 Not to discharge into any of the Service Conduits and Appliances any oil or grease or other noxious or deleterious effluent or substance which may cause an obstruction or be or become a source of danger or which might injure the Service Conduits and Appliances or the drainage system of the Estate or which might overload the Service Conduits and Appliances or which is calculated or likely to pollute the water of any stream or river

3.18.8 Not to hold in the Premises any sale by public auction public exhibition or political meeting

3.18.9 Not to obstruct the Common Parts or any means of escape nor to do anything which might be or become a source of danger to persons using the Common Parts or means of escape

3.18.10 Not to deposit in the Common Parts or on any land forming part of the Premises any rubbish refuse or trade empties of any kind other than in proper receptacles

3.18.11 Not to store stack or load out upon any land forming part of the Premises any materials equipment plants bins crates or any other item which is or might become in the reasonable opinion of the Landlord untidy unsightly unclean or in any way detrimental to the amenity of the Estate

3.18.12 Not to load or unload any goods amongst or dispatched from the Premises except within the curtilage of the Premises and in such a way that access to egress from other parts of the Estate is not obstructed

3.18.13 Not to post outside the Premises or in the Common Parts nor to expose from the windows of the Premises any articles goods or things of any kind

3.19     General alienation restrictions

3.19.1 Save for one or more underlettings of a Permitted Part or Permitted Parts not to assign charge or underlet part only of the Premises

3.19.2 Not to part with or share possession or occupation of the Premises or any part of them except that the Tenant may share occupation of the Premises or any part of them with a Group Company on condition that

         (a) no relationship of landlord and tenant is created

         (b) the Tenant gives the Landlord immediate notice in writing of the name of the Group Company its relationship to the Tenant the area occupied the date of occupation and the date of vacation and

         (c) the Tenant procures (and covenants to this effect) that the Group Company shall vacate the Premises immediately upon the earlier of the Termination of the Term or the date on which the company ceases to be a Group Company

3.19.3 Not to charge the whole of the Premises without the consent of the Landlord not to be unreasonably withheld or delayed

3.20     Assignment of whole

3.20.1 Not to assign the whole of the Premises without the consent of the Landlord not to be unreasonably withheld or delayed but the Landlord and Tenant agree for the purposes of Section 19(1A) of the Landlord and Tenant Act 1927 that the Landlord may withhold its consent in any of the circumstances specified in clause 3.20.2 and may impose all or any of the conditions specified in clause 3.20.3 as a condition of its consent

3.20.2   The circumstances referred to in clause 3.20.1 are

         (a) if there are any outstanding arrears of rent

         (b) if the proposed assignee is not a person who in the Landlord's reasonable opinion is able to comply with the Tenant's obligations contained in this Lease
         (c) if the proposed assignee has the right to claim diplomatic immunity or exemption from the Tenant's covenants contained in this Lease

3.20.3   The conditions referred to in clause 3.20.1 are

         (a) that the Tenant and the Surety (if any) enter into a deed of guarantee (being an authorised guarantee agreement within Section 16 of the Landlord and Tenant (Covenants) Act 1995) with the Landlord on or before completion of the assignment in such form as the Landlord shall reasonably require

         (b) that (if the Landlord reasonably so requires) the proposed assignee provides a guarantor or guarantors acceptable to the Landlord (acting reasonably) who shall covenant (jointly and severally if more than one) with the Landlord on the terms contained in the Sixth Schedule

3.20.4 The circumstances and conditions set out in clauses 3.20.2 and 3.20.3 shall not operate to limit the Landlord's right to withhold such consent on any other ground or grounds where it would be reasonable to do so or to impose any other reasonable conditions upon the grant of such consent

3.21     Underletting

         Not to underlet the whole or a Permitted Part or Parts of the Premises without the consent of the Landlord not to be unreasonably withheld or delayed and on condition that in every case

3.21.1 the rents reserved by such underlease shall not be less than the greater of the rents for the time being payable by the Tenant under this Lease or a due proportion of them (such proportion in the case of dispute to be conclusively determined by the Landlord's Surveyor) and the best rent reasonably obtainable in the open market for the premises to be underlet without taking a fine or premium and shall not be commuted or payable more than one quarter in advance and

3.21.2 an underlease of a Permitted Part (but not an underlease of the whole) incorporates an agreement authorised beforehand by an order of the Court excluding Sections 24 to 28 of the Landlord and Tenant Act 1954 in relation to such underlease

3.22     Undertenant provisions

         To incorporate (or procure the incorporation of) in every permitted (mediate or immediate) underlease

3.22.1 a covenant that the undertenant shall not underlet the whole or part of the underlet premises without the consent of both the Landlord and the Tenant (each such consent not to be unreasonably withheld or delayed) and not save in the case of the Permitted Underlease (where such a restriction shall not be required) without incorporating in such underlease an absolute restriction against further underletting whether of the whole or part of the underlet premises

3.22.2 a covenant that the undertenant shall not assign or charge part only of the underlet premises

3.22.3 a covenant that the undertenant shall not assign the whole of the underlet premises without the consent of both the Landlord and the Tenant (each such consent not to be unreasonably withheld or delayed) and without the undertenant on or before completion of the assignment entering into an authorised guarantee agreement within Section 16 of the Landlord and Tenant (Covenants) Act 1995 with the Tenant in such form as the Landlord shall reasonably require

3.22.4 a covenant that the undertenant shall not charge the whole of the underlet premises without the consent of both the Landlord and the Tenant (each such consent not to be unreasonably withheld or delayed)

3.22.5 a covenant that the undertenant shall not part with or share possession or occupation of the underlet premises except by way of assignment sub-underletting (in the case only of the Permitted Underlease) or charge pursuant to the provisions contained in this clause 3.22

3.22.6 a covenant by the undertenant to observe and perform all the Tenant's covenants contained in this Lease (other than payment of the Rents) insofar as they relate to the underlet premises

3.22.7 a covenant by the undertenant (which the Tenant covenants to enforce) prohibiting the undertenant from causing or suffering any act or thing upon or in relation to the underlet premises inconsistent with or in breach of the provisions of this Lease

3.22.8 a condition for re-entry on the breach of any covenant by the undertenant

3.22.9 such provisions as are necessary to ensure that the rent reserved by the underlease is reviewed on the dates and upon the terms provided for review of rent in this Lease

3.23     Direct covenants from undertenant


         Upon any permitted underlease to procure that the undertenant shall give a direct covenant under seal in favour of the Landlord

3.23.1 to observe and perform the covenants and conditions on the part of the Tenant contained in this Lease (save as to payment of Rents) insofar as they relate to the underlet premises and

3.23.2 that in the event that this Lease shall be forfeited or a liquidator or trustee in bankruptcy shall disclaim the Lease the undertenant shall if the Landlord so requires by notice in writing given to the undertenant within three (3) months after such event take a new lease of the premises demised by the underlease for the residue of the underlease term unexpired at the date of such event and at the rents then payable under the underlease and subject to the terms of the underlease in every respect and to execute and deliver to the Landlord a counterpart of such lease and pay to the Landlord on demand the costs incurred in its preparation and completion

3.23.3 and (if reasonably required) to procure that a guarantor or guarantors reasonably acceptable to the Landlord guarantee such covenants in such terms as the Landlord may from time to time reasonably require and covenant with the Landlord to enter into any new lease required pursuant to the covenant contained in clause 3.23.2 to guarantee the lessee's covenants contained in such lease in such terms as the Landlord may from time to time reasonably require

3.24     Landlord's approval of underlease

         Without prejudice to the other provisions relating to underletting contained in this Lease the Tenant shall obtain the approval of the Landlord's solicitors (such approval not to be unreasonably withheld or delayed) in relation to the form of underlease finally agreed with the proposed undertenant before granting it

3.25   Obligations relating to underletting

3.25.1 To enforce all the covenants and obligations of the undertenant contained in any underlease and not expressly or by implication waive any breach of them

3.25.2 Not to give consent to or participate in any variation or addition to or accept any surrender of any permitted underlease

3.25.3 Duly and efficiently to operate and effect all reviews of rent pursuant to the terms of any permitted underlease but not to agree the amount of any reviewed rent without the consent of the Landlord (such consent not to be unreasonably withheld or delayed)

       If such review is referred to a third party for determination then the Tenant shall

       (a) include in its representations such third party representations as the Landlord may reasonably require

       (b) if at the date of such determination the rent payable under this Lease is being reviewed in accordance with the provisions of the Third Schedule and the determination has been referred to a third party then at the option of the Landlord use its reasonable endeavours to procure the agreement of the undertenant to such third party determining the revised rent under the underlease

3.25.4 Not to agree the amount of any interim rent payable under Section 24A of the Landlord and Tenant Act 1954 without the consent of the Landlord not to be unreasonably withheld or delayed

3.25.5 If the amount of interim rent or the terms of any underlease shall be determined by the Court under the provisions of Part II of the Landlord and Tenant Act 1954 then to make to the Court such representations with regard to the amount of such rent and the terms of such tenancy as the Landlord may reasonably require to the reasonable satisfaction of the Landlord and

3.25.6 From time to time on demand during the Term the Tenant shall provide the Landlord with full particulars of all occupiers and derivative interests in the Premises (however remote) and disclose whether there are any grounds known to the Tenant on which an application under Section 24(1) or Section 26(1) of the Landlord and Tenant Act 1954 might reasonably be opposed by the Competent Landlord (as defined in the Sixth Schedule of that Act)

3.26   Registration of dealings

3.26.1 Within one month after any assignment underlease assent transfer assignment of underlease mortgage charge or other disposition or devolution of the Premises or any part of them whether mediate or immediate to give notice of it in duplicate to the Landlord's solicitors and provide a copy (certified as true) of the deed instrument or other document evidencing or effecting such disposition and pay to the Landlord's solicitors a reasonable fee (but not less than (Pounds)25) for its registration

3.26.2 The registration of any document in accordance with clause 3.26.1 shall be evidence of notification of such transaction to the Landlord but shall not require the Landlord to consider the terms of such transaction

3.27   Notice of damage

       In the event of the Premises being destroyed or materially damaged to give notice thereof immediately to the Landlord stating (if possible) the cause of such destruction or damage

3.28   Defective Premises Act 1972

       Immediately upon becoming aware of the same to give notice to the Landlord of any defect in the Premises which might give rise to an obligation on the Landlord to do or refrain from doing any act or thing under the Defective Premises Act 1972 and to display and maintain in the Premises all notices which the Landlord may from time to time reasonably require to be displayed in relation to such Act

3.29   Glass insurance

       To insure and keep insured in the joint names of the Landlord and Tenant against loss or damage by accident all glass in the windows doors and partitions in the Premises to the full replacement value thereof in such insurance office of repute as may be approved by the Landlord and to produce evidence of the existence of the policy and the payment of the last premium receipt to the Landlord within seven days following demand and forthwith lay out all monies received from such insurance and such other monies as may be necessary in reinstating the glass with glass of the same quality

3.30   Third Party Insurance

       To effect and maintain for such a sufficient amount and with reputable insurers insurance against liability to employees and third parties and contingencies arising under the Defective Premises Act 1972 and any other Act or at common law and to produce evidence of the existence of the policy and payment of the last premium to the Landlord within seven days following demand once a year

3.31   No other insurance

       Not to effect or maintain any insurance in respect of the Premises (except as to Tenant's fixtures and contents and except for the Tenant's usual and normal business insurances)

3.32   Indemnities

3.32.1 To indemnify the Landlord against all costs and expenses including professional fees properly incurred by the Landlord in connection with all and every loss and damage whatsoever incurred or sustained by the Landlord as a consequence of every breach of covenants by and conditions on the part of the Tenant set out (or implied) herein PROVIDED THAT such indemnity shall extend to and cover all reasonable costs and expenses incurred by the Landlord in connection with any steps which the Landlord may take to remedy any such breach and be without prejudice to any rights or remedies of the Landlord in respect of any such breach

3.32.2 To indemnify the Landlord against all actions claims liabilities costs and expenses alleged or demanded by the owners or occupiers of any adjoining or neighbouring property or other parties arising through the use or occupation of the Premises the existence of any article in or about the Premises or the execution or omission of any works upon the Premises except insofar as the same may be due solely to the Landlord's own act or default or the act or default of the Landlord's employees or agents

3.33   Boards

       To permit the Landlord during the last six months of the Term to affix and retain without interference upon any suitable and conspicuous part of the Estate or the Premises (but not so as materially to affect the access of light and air to the Premises or the Tenant's use and enjoyment of the Premises) a notice for re-letting the same or at any time during the Term for selling or other dealing with the Landlord's interest in the Premises

3.34   Landlord's costs

       To pay to the Landlord on demand all reasonable costs charges and expenses (including legal and surveyor's fees and costs) properly incurred of and incidental to

3.34.1 every application made by the Tenant for the consent of the Landlord whether the same be granted or lawfully refused or proffered subject to any lawful qualification or condition or whether the application be withdrawn including and without prejudice to the foregoing any costs incurred by the Landlord in compliance with the requirements of the Landlord and Tenant Act 1988

3.34.2 the preparation and service of a notice under Section 146 of the Law of Property Act 1925 and of any proceedings under Sections 146 or 147 of the Act notwithstanding that any right of re-entry has been waived or the Tenant obtains relief or forfeiture is avoided otherwise than by relief granted by the Court

3.34.3 any schedule relating to wants of repair to the Premises whether served during or within six months after the termination of the Term and

3.34.4 the recovery of any arrears of the Rents or other moneys payable under this Lease or the remedying of any breach of covenant by the Tenant

3.35  Interest

       If any sum payable by the Tenant to the Landlord under this Lease shall not be paid on the due date or shall not be accepted by the Landlord for a reasonable period so as not to waive any existing breach or alleged breach of covenant to pay to the Landlord interest thereon at the rate of two per centum per annum above the Prescribed Rate calculated on a day to day basis from the date of the same becoming due down to the date of payment and the aggregate amount for the time being so payable shall at the option of the Landlord be recoverable by action or as rent in arrears

3.36   Value Added Tax

       Whenever any sum is payable by the Tenant on which value added tax or any other tax is payable (whether or not such tax is imposed at the election of or with the consent of the Landlord) then (subject to the Landlord providing a VAT invoice addressed to the Tenant) to pay to the Landlord in addition to such sum the amount of the value added or other tax thereon at the rate applicable to that payment and such sums shall at the option of the Landlord be recoverable by action or as rent in arrears

3.37   Regulations affecting Estate

       To comply in all respects with the regulations for the time being made by the Landlord for the maintenance of the amenity and good order of the Estate provided that such regulations do not conflict with the terms of this Lease or derogate from the rights granted to the Tenant by this Lease

3.38   Obstructions and encroachments

       Not to obstruct or permit or suffer to be obstructed any of the windows lights or ventilators belonging to the Premises nor to permit or suffer any new window light ventilator passage drainage or other encroachment or easement to be made into against or over the Premises or any part thereof AND in case any encroachment or easement whatsoever shall be attempted to be made or acquired by any person whomsoever to give notice thereof to the Landlord immediately the same shall come to the knowledge of the Tenant and at the cost of the Landlord do all such things as may be reasonable and proper for preventing any new encroachment or easement being made or acquired

3.39   Car Parking

3.39.1 Not to do or permit or suffer to be done anything in or about the parking spaces which from time to time form part of the Premises ("the Parking Spaces") or the service road or accessways leading thereto which would or could constitute a nuisance annoyance obstruction disturbance or cause damage or inconvenience to the Landlord or the Tenants or occupiers of the Estate

3.39.2 To comply and ensure that the Tenant's visitors comply with such reasonable regulations as the Landlord may make for the regulation of the traffic to and from the Premises

3.39.3 Not to do or permit any person to wash any motor car carry out works of repair or maintenance to a motor car or pour petrol or other fuel into the tank of such a car whilst parked in the Parking Spaces

       PROVIDED THAT the Landlord shall not incur any liability or responsibility to the Tenant or any other person firm or corporation

       (a) for any loss of or damage to or from any motor car using the Parking Spaces nor for any damage or injury suffered by any driver or passenger in such motor car or by the Tenant or any visitor of the Tenant and

       (b) if any person other than the Tenant shall use or occupy the Parking Spaces without the consent of the Landlord

3.40   Surety

       In the event that any person firm or body corporate which has or shall have guaranteed the Tenant's obligations contained in this Lease shall die or an event shall occur in relation to such person firm or body corporate of the type referred to in clauses 5.1.3 5.1.4 5.1.5 or 5.1.6 then to give immediate notice thereof to the Landlord and if so required by the Landlord at the expense of the Tenant within 30 working days thereafter to procure that some other guarantor or guarantors reasonably acceptable to the Landlord execute a guarantee in respect of the Tenant's obligations contained in this Lease in the form referred in the Sixth Schedule

3.41  Covenants and provisions affecting Landlord's title

       By way of indemnity to observe and perform the covenants and conditions contained or referred to in Entry 1 of the Charges Register of Title Number NGL 346507 and insofar as they relate to any act carried out by the Tenant the covenants and conditions contained or referred to in clause 3 of the Transfer dated 31 March 1992 referred to in Entry No 4 of the Charges Register of Title Number NGL 346507 so far as the same affect the Premises and to keep the Landlord fully and effectually indemnified from and against all actions costs proceedings claims and demands arising from any breach or non-observance or non-performance thereof

4      LANDLORD'S COVENANTS

       The Landlord covenants with the Tenant as follows

4.1    Quiet enjoyment

       That the Tenant paying the Rents and performing and observing the covenants and stipulations on the part of the Tenant herein shall peaceably hold and enjoy the Premises during the Term without any interruption by the Landlord or any person rightfully claiming under or in trust for the Landlord

4.2    Insurance

       To insure the Estate (other than plate glass) and keep the same insured subject to such exclusions excesses and limitation as may be imposed by the insurers and which are notified to the Tenant against

4.2.1 loss or damage by the Insured Risks in such amount as is from time to time sufficient to cover the full amount of the costs of completely rebuilding or reinstating the Estate including reasonable provision for escalation of such costs between the date of destruction or damage and the date of rebuilding or reinstating the Estate professional fees and expenses in such amount as the Landlord shall from time to time deem appropriate and the cost of site clearance including demolition and debris removal and value added tax on all such sums including any value added tax arising on a deemed self supply pursuant to paragraphs 5 and 6 of Schedule 6A to the Value Added Tax Act 1983 as amended by the Finance Act 1989 or otherwise and

4.2.2 loss of rent and Service Rent of the Estate at the rate for the time being payable or prospectively payable taking into account any review of the rent for Three (3) years

4.2.3 (to the extent to which the same is not covered by sub-clause 4.2.1) breakdown and where applicable explosion of the boilers lifts and other plant in the Estate and

4.2.4 property owner's liability and such other insurances as the Landlord may from time to time reasonably deem necessary to effect

       AND to effect such insurance with an insurance company or underwriters of repute and through such agency as the Landlord from time to time deems fit and proper and to produce to the Tenant upon written request (but not more than once in every year) particulars of the policy or policies of such insurance and evidence of payment of the premium therefore

4.3    Reinstatement

4.3.1 If the Estate or any part shall be destroyed or damaged by any of the Insured Risks so as to render the Premises unfit for use and occupation

       (a) subject to the Landlord obtaining any planning or other permission necessary for rebuilding or reinstating the Premises (which the Landlord shall use reasonable endeavours to obtain as soon as reasonably practicable) and subject to the necessary labour and materials being and remaining available to rebuild or reinstate the Premises substantially as the same were prior to such destruction or damage (but not so as to provide accommodation identical in layout if it would not be reasonably practical so to do) and

        (b) in the event that the Landlord is prevented from rebuilding or reinstating the Premises or in the event that such rebuilding and reinstatement shall not be commenced within two (2) years and completed within 3 years after the date of such destruction or damage either party may by notice to the other determine this Lease but without prejudice to any claim by either party against the other in respect of any antecedent breach of covenant PROVIDED THAT upon any such determination the Landlord will be entitled to all the insurance monies and the Tenant shall have no claim with regard thereto

4.3.2 The Landlord's obligations under this clause shall cease if and to the extent that the insurance shall be vitiated or the policy monies withheld as a consequence of any act or default of the Tenant or its servants agents licensees and invitees

4.4    Repair of Estate and provision of services

       Unless prevented by strikes lockouts electrical breakdown or interruption works of repair or replacement or other causes beyond the Landlord's control to comply with the obligations in paragraph 2 of the Fourth Schedule so far as consistent with the principles of good estate management

5      PROVISOS

       Provided as follows

5.1    Re-entry

       If

5.1.1 the Rents or any part thereof shall be in arrears for 21 days next after becoming payable (whether formally demanded or not) or

5.1.2 there shall be any breach non-performance or non-observance of any of the Tenant's covenants or

5.1.3 the Tenant shall enter into any arrangement or composition for the benefit of the Tenant's creditors or convene a meeting of the Tenant's creditors (or a nominee calls such a meeting on its behalf) or shall suffer any distress or execution to be levied on the Tenant's goods on the Premises or

5.1.4  the Tenant or a surety for the Tenant

       (a) is the subject of an interim order under Part VIII of the Insolvency Act 1986 or makes application to the Court for such an order or

       (b) makes a voluntary arrangement under that Part or

       (c) has a bankruptcy order made against him or a bankruptcy petition presented against him or

5.1.5 a receiver receiver and manager or administrative receiver is appointed of all or any of the assets of the Tenant or any surety of the Tenant or

5.1.6  the Tenant or a surety for the Tenant (being a company)

       (a) makes a voluntary arrangement or submits to its creditors or any of them a proposal under Part I of the Insolvency Act 1986 or

       (b) makes an application to the Court under section 425 of the Companies Act 1985 or resolves to make such an application or

       (c) has a petition for an administration order under Part II of the Insolvency Act 1986 presented against it or is the subject of such an order or is subject to a resolution passed by its directors or shareholders for the presentation of a petition for such an order or

       (d) has a petition for winding up presented against it or is the subject of a resolution for voluntary winding up otherwise than for the purpose of an amalgamation or reconstruction of a solvent company which has been approved by the Landlord (such approval not to be unreasonably withheld or delayed) or in the event that a meeting of creditors is called to consider a resolution for winding up or

       (e) has an interim order or winding up order made against it or

       (f)  ceases to exist

       it shall be lawful for the Landlord at any time thereafter to re-enter the Premises or any part thereof in the name of the whole and thereupon the Term shall absolutely determine but without prejudice to any rights of action of the Landlord or the Tenant in respect of any antecedent breach by the other of any of the covenants herein

5.1.7 it is hereby agreed and declared that in the event that the Tenant comprises more than one person firm or body then the Landlord will be entitled to re-enter the Premises and the Term shall thereupon absolutely determine upon the happening of any of the events referred to in clauses
       5.1.3 5.1.4 5.1.5 and 5.1.6 hereof in relation to any one of them

5.2    Payment of rent not waiver

       No demand for or receipt or acceptance of any part of the Rents or any payment on account thereof or any other act or deed by or on behalf of the Landlord shall operate as a waiver by the Landlord of any right which the Landlord may have to forfeit this Lease by reason of any breach of covenant by the Tenant and the Tenant shall not in any proceedings for forfeiture be entitled to rely on any such demand receipt acceptance act or deed as aforesaid as a defence PROVIDED THAT with regard to the demand receipt and acceptance of the Rents this proviso shall have effect in relation only to a demand receipt or acceptance made during such period as may in all the circumstances be reasonable for enabling the Landlord to conduct any negotiations with the Tenant for remedying the breach such period commencing when the Landlord becomes aware of such breach

5.3    Suspension of rent

       If the Premises shall at any time during the Term be so damaged or destroyed by any of the Insured Risks as to be unfit for occupation and use then (unless the insurance money shall be wholly or partly irrecoverable by reason solely or in part of any act or default of the Tenant or its servants agents or licensees) the Principal Rent or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended until the date when the Premises shall again be rendered fit for occupation and use or until the date Three (3) years from the date of such damage or destruction whichever date shall be the earlier and any dispute with reference to this proviso shall be referred to a single arbitrator to be appointed in default of agreement upon the application of either party by or on behalf of the President or other competent official of the Royal Institution of Chartered Surveyors

5.4    Jurisdiction

       This Lease is subject to and governed by the laws of England & Wales

5.5    No warranty as to use

5.5.1 Nothing herein shall be deemed to constitute any warranty by the Landlord that the Premises or any part thereof are under the Planning Acts authorised for use for any specific purpose and the Tenant hereby acknowledges and admits that the Landlord has not given or made at any time any representation or warranty that such use is or will be or will remain a permitted use under the Planning Acts

5.5.2 Notwithstanding that the permitted use is not an authorised use under the Planning Acts the Tenant will remain fully liable to the Landlord in respect of any covenants or obligations on its part contained in this Lease for the residue of the Term

5.6    Exclusion of Landlord's liability

5.6.1 Subject to the provisions of the Unfair Contract Terms Act 1977 the Landlord shall not be responsible to the Tenant (save as and to the extent hereinbefore expressly provided) or its employees or visitors for any injury death damage destruction or financial or consequential loss whether to person property or goods sustained on or by reason of the condition of the Estate or of the Premises and

5.6.2 The Landlord will not be liable to the Tenant in respect of any failure by the Landlord to perform or provide the services referred to in the Fourth Schedule unless and until the Tenant has notified the Landlord of such failure and the Landlord has failed within a reasonable time to remedy the same

5.7    Service of notices

       Section 196 of the Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962 shall apply to the service of any notice required to be served under this Lease

5.8    Modification of compensation

       Subject to Section 38(2) of the Landlord and Tenant Act 1954 neither the Tenant nor any assignee or undertenant of the Term or of the Premises or any part of the Premises shall be entitled on quitting the Premises or any part to any compensation under Section 37 of the Act

5.9    Distress

       In the event of any rent or other monies due under this Lease being in arrears for 14 days whether demanded or not the Landlord shall be entitled to enter into the Premises or any part thereof and to distrain and to apply the proceeds thereof in or towards the payment of the said rents or other monies

5.10   Removal of Goods

       If the Tenant shall leave any property on the Premises after the termination of the Term and shall not have removed the same within twenty working days of notice from the Landlord requiring such removal then the Landlord may on behalf of the Tenant (and the Landlord is hereby appointed by the Tenant to act in that behalf) sell such property and hold the proceeds of sale after deducting the costs of removal storage and sale incurred by it to the order of the Tenant provided always that the Tenant will indemnify the Landlord against all costs and claims proceedings and expenses arising out of or in connection with any such sale

5.11   Disputes between Tenants

       Any dispute between the Tenant and any other tenant of the Estate shall be referred to and settled by the Landlord's Surveyor whose opinion shall be binding save as to matters of law

5.12   No Building Scheme

       Nothing contained in this Lease shall give the Tenant a right to enforce or prevent the release or modification of any covenant or condition entered into by any other tenant of the Estate

5.13   No other Easements

       Nothing herein contained shall impliedly grant or confer on the Tenant any rights save as expressly herein set out

5.14   Value Added Tax

       Any rent or other sum payable by the Tenant hereunder is exclusive of value added tax or other tax that is or may be payable thereon

5.15   It is hereby agreed that this Lease is a new tenancy for the purposes of
       Section 1 of the Landlord and Tenant (Covenants) Act 1995 ("the 1995
       Act")

5.16 The Landlord may let transfer or otherwise dispose of any land or premises now or formerly or within 21 years from the date of this Lease comprised in the Estate and any buildings now or hereafter erected thereon on such terms and for such purposes as the Landlord may desire or approve

5.17 Where any rights of entry are reserved to the Landlord (and any persons authorised by the Landlord) hereunder such rights of entry shall only be exercised strictly subject to the following conditions

       (a) where the purpose for which the right of entry is to be exercised cannot reasonably be undertaken without access to the Premises

       (b) only after the giving of at least 48 hours written notice to the Tenant (save in case of emergency when no notice shall be required)

       (c) in such a way as to cause the minimum damage and inconvenience possible to the Tenant and the Tenant's business

       (d) subject to the person exercising such rights forthwith making good to the reasonable satisfaction of the Tenant any damage or inconvenience caused to the Tenant and/or the Premises and/or the business carried on thereat and/or the stock and fixtures and fittings therein or thereon

       (e) such rights of entry only being exercised during normal business hours (save in case of emergency)

       (f) subject to such reasonable provisions and stipulations as the Tenant may lay down having due regard to Health and Safety issues and the nature of the Business carried on at and from the Premises

       EXECUTED AS A DEED by the parties

                              THE FIRST SCHEDULE

                                    Part 1

                                  The Estate

      ALL THOSE the land and premises at Dawley Park  Dawley Road   Hayes
      Middlesex registered at H M Land Registry under Title Number NGL346507 together with the buildings from time to time erected or standing thereon known as land and premises at Dawley Park Dawley Road Hayes Middlesex all of which are shown edged green on the Plan

                                    Part 2

                                 The Premises

      ALL THOSE land and buildings constructed at Dawley Park Dawley Road Hayes Middlesex all which said premises are for the purposes of identification only shown and edged red on the Plan hereto together also with the appurtenances thereof and all items in the nature of Landlord's fixtures and fittings from time to time in on or about or annexed to the Premises and all Service Media which are situate within and which exclusively serve the Premises

                                SECOND SCHEDULE

                                    Part 1

                                Rights granted

     In common with the Landlord and all other persons similarly entitled

1 The rights contained or referred to in registered title number NGL546507 so far as the same relate to the Premises are still subsisting and are capable of taking effect

2    Subject to the Tenant paying the Service Charge

2.1 the right at all times whether by day or night with or without vehicles of any description to pass and repass along the Service Road leading to and from the public highway from and to the Premises for all purposes connected with the use and enjoyment of the Premises

2.2 The right of way on foot at all times and for all purposes over any footpaths pavements or other pedestrian areas situate upon or within the Estate from and to the Premises for all purposes connected with the use and enjoyment of the Premises

2.3 full and free right and liberty for the Tenant (jointly and in common with the Landlord any occupiers of adjoining or neighbouring premises and their respective successors in title) to use the Service Conduits and Appliances serving the Premises now or to be laid during the term of this Lease under over and in the Estate and any adjoining or neighbouring property

3 The right of support shelter and protection for the Premises from the remainder of the Estate and all other parts of any building erected or to be erected thereon of which the Premises may form part as are at present enjoyed or intended to be enjoyed by the Premises

4 Such rights of access to and entry upon any adjoining or neighbouring part of the Estate as are necessary for the repair and maintenance of the Premises and/or for the proper performance and observance of the restrictions stipulations and conditions herein contained or the exercise of the

     Tenant's rights hereunder the Tenant giving to the occupiers of such adjoining parts at least 48 hours' notice of exercise of such rights (except in case of emergency) and in the exercise of such rights the Tenant shall cause as little damage and interference to the fabric of the Estate as is reasonably practicable and shall make good forthwith all damage to the fabric of any property occasioned by the exercise of such rights to the reasonable satisfaction of the Landlord or the Surveyor

5 The right to display a sign showing the name and description of the Tenant's business upon any communal signboard provided upon the Estate together with the right to erect such other reasonable directional signs situate within the Common Parts of the Estate in order to direct visitors to the Premises

                                    Part 2

                                Rights reserved

     The following rights are excepted and reserved out of the Premises for the benefit of the Landlord and all the other tenants and occupiers of the Estate and persons authorised by the Landlord

1 Subject as provided in clause 5.17 the right at reasonable times on reasonable prior notice (except in case of emergency) to enter upon the Premises as often as may be necessary for all the purposes for which the Tenant covenants in this Lease to permit entry and for all purposes in connection with the compliance with any statutory requirements subject to the person or persons exercising such rights causing as little damage and interference to the fabric of the Estate as is reasonably practicable and making good as soon as practicable any damage caused to the Premises

2 The right for the Landlord to rebuild or alter any of the buildings upon the Estate now or hereafter adjoining or near to the Premises and to build upon or use any land upon the Estate now or hereafter belonging to the Landlord and adjoining or near to the Premises at any time or times and for any purposes whatsoever notwithstanding any temporary interference or damage caused thereby with or to the Premises (the Landlord causing as little damage and interference to the

     Premises as reasonably practicable making good as soon as reasonably practicable any damage so caused to the reasonable satisfaction of the Tenant) or any interference to the enjoyment of light or air to or in respect of the Premises (and the said enjoyment of light and air whether to the existing or to any future windows or apertures of any structures of any description for the time being on the Premises is hereby agreed to be enjoyed under the express consent of the Landlord who may interfere with such enjoyment in manner aforesaid without any formal revocation of such consent)

3 Subject to clause 5.17 hereof the right with or without workmen and others as often as may be necessary and at all reasonable times upon reasonable prior written notice (except in case of emergency) to enter in and upon the Premises for the purpose of cleansing redecorating repairing altering removing renewing or rebuilding any other premises in the Estate or repairing or restoring any premises affording support shelter or protection to any other part of the Estate the person or persons exercising such rights causing as little damage as reasonably possible to the Premises and making good as soon as reasonably practicable any damage so caused to the reasonable satisfaction of the Tenant

4 The right of support shelter and protection for the remainder of the Estate from the Premises as are at present enjoyed or intended to be enjoyed by the remainder of the Estate

5 Subject to 5.17 hereof the right to the free passage and running of water soil gas electricity telephone and other services through the Service Conduits and Appliances which may now or hereafter during the Term be in on under over or through the Premises and serve the Estate with liberty to make connections with the Service Conduits and Appliances or any of them together further with the right with or without workmen and others as often as may be necessary and at all reasonable times upon reasonable prior written notice (except in case of emergency) to enter in and upon the Premises for the purpose of cleansing repairing altering or renewing the Service Conduits and Appliances and upon those parts of the Premises from time to time unbuilt upon for the purposes of laying removing or constructing the Service Conduits and Appliances the person or persons exercising such rights causing as little damage as possible and making good as soon as reasonably practicable any damage occasioned thereby to the Premises

                                THIRD SCHEDULE

                           Review of Principal Rent

1 In this Schedule (unless the context otherwise required admits) the following words and phrases shall have the following meanings

     Word or Phrase                       Meaning


     Review Date                          the          day           of in
                                          the years and any other date that
                                          becomes a Review Date pursuant to
                                          Paragraph 6 of this Schedul

     Market Rent                          the rent at which the Premises might
                                          reasonably be expected to be let with
                                          vacant possession by a willing lessor
                                          to a willing lessee without any
                                          premium or other consideration in the
                                          open market at the relevant Review
                                          Date for a term of the same duration
                                          as the residue of the Term or a term
                                          of Fifteen years whichever shall be
                                          the greater with vacant possession and
                                          for the use or uses permitted under
                                          this Lease and otherwise upon the
                                          terms of this Lease (other than the
                                          amount of rent hereby reserved but
                                          including the provisions for rent
                                          review) on the following assumptions

                                          (a) that all the Tenant's covenants in
                                              this Lease have been complied
                                              with and

                                          (b) that the Premises are fit and
                                              fitted out for immediate
                                              occupation and use and

                                          (c) that in case the Premises have
                                              been destroyed or damaged or have
                                              become inaccessible they have been
                                              completely rebuilt reinstated or
                                              rendered accessible and

                                          (d) that the Premises are in a good
                                              state of repair and decorative
                                              condition and

                                          (e) that the Premises may lawfully be
                                              used for the uses permitted under
                                              this Lease and

                                              BUT DISREGARDING

                                          (a) any goodwill attached to the
                                              Premises by reason of the carrying
                                              on thereat by the Tenant or any
                                              undertenant of any business and

                                          (b) any effect on rent of any
                                              improvement to the Premises made
                                              (otherwise than pursuant to any
                                              obligation (other than an
                                              obligation to comply with statutes
                                              and the like) to the Landlord of
                                              the Tenant or any undertenant to
                                              carry out such work) by the Tenant
                                              or any undertenant during the Term
                                              at the sole expense of the Tenant
                                              or any undertenant and with the
                                              consent of the Landlord where the
                                              same is required pursuant to the
                                              terms of this Lease and in
                                              accordance with all necessary
                                              statutory and by-law consents and

                                          (c) the effect on rent of any works to
                                              or alterations of the Premises
                                              which reduce their rental value
                                              and

                                          (d) the effect on rent of any rent
                                              free period or other concession or
                                              inducement which would or might be
                                              given to an incoming tenant on the
                                              grant of a lease of the Premises
                                              at the relevant Review Date to the
                                              intent that no discount shall be
                                              made in ascertaining the Market
                                              Rent to reflect such rent free
                                              period or other concession or
                                              inducement and that the Market
                                              Rent shall be that which would be
                                              payable after the expiry of every
                                              such rent free period and after
                                              receipt of such concession or
                                              inducement and

                                          (e) any restraint or restriction on
                                              the right to recover or increase
                                              rent imposed by any Act

                                          (f) the effect on rent of the works to
                                              the Premises listed in the Seventh
                                              Schedule hereto



     President                            the President for the time being of
                                          the Royal Institution of Chartered
                                          Surveyors or his duly appointed deputy
                                          or any person authorised by the
                                          President to make appointments on his
                                          behalf

     Surveyor                             a surveyor agreed upon by the Landlord
                                          and the Tenant or in default of
                                          agreement appointed by the President
     agree or agreed                      agree or agreed in writing between the
                                          Landlord and the Tenant


2 From each Review Date the Principal Rent shall be such as may at any time be agreed between the Landlord and the Tenant as the Principal Rent payable from that Review Date or (in default of such agreement) whichever is the greater of

2.1  the Market Rent and

2.2  the Principal Rent contractually payable immediately before that Review
     Date

  3 If by a date two months before the Review Date the rent payable from that Review Date has not been agreed the Landlord and the Tenant may agree upon a person to act as the Surveyor who shall determine the Market Rent but in default of such agreement then the Landlord or the Tenant may at any time whether before or after the Review Date make application to the President to appoint a surveyor to determine the Market Rent and such application shall request that the surveyor to be appointed shall if practicable be a specialist in the letting of industrial/warehouse premises in the area in which the Premises are situate

  4 The Surveyor shall act as an arbitrator and the provisions of the Arbitration Acts for the time being in force shall apply

4.2 If the Surveyor refuses to act or is incapable of acting or dies or fails to give notice of his determination within the period stipulated above the Landlord or the Tenant may apply to the President for the further appointment of a surveyor which procedure may be repeated as many times as necessary

4.3 Any Surveyor appointed under this clause shall be required to produce a statement of reasons when making his determination

5 If by a Review Date the Principal Rent payable from that Review Date has not been ascertained pursuant to this Schedule the Tenant shall continue to pay the Principal Rent at the rate previously payable and on the quarter day next after such ascertainment the Tenant shall pay to the Landlord the difference for the period ending on that quarter day between the Principal Rent paid and the Principal Rent so ascertained together with interest on such difference for such period at the Prescribed Rate prevailing upon the day upon which the shortfall is paid on each instalment of the Principal Rent due on or after the relevant Review Date on the difference between what would have been paid on each rent day had the revised rent been determined and the amount actually paid on account the interest being payable for the period from that date upon which each part of the instalment was due up to the date of payment of the shortfall

6 If at any Review Date there is by virtue of any Act a restriction upon the Landlord's right to review the Principal Rent or if at any time there is by virtue of any Act a restriction upon the right of the Landlord to recover the Principal Rent otherwise payable then upon the ending removal or modification of such restriction the Landlord may at any time thereafter give to the Tenant not less than one month's notice requiring an additional rent review upon a subsequent quarter day specified therein which quarter day shall for the purposes of this Schedule be a Review Date

7 A memorandum of the Principal Rent ascertained from time to time in accordance with this Schedule shall be signed by and on behalf of the Tenant and the Landlord respectively and exchanged between them

8 Time shall not be of the essence in agreeing or determining the reviewed rent or appointing an arbitrator or expert

                                FOURTH SCHEDULE

                                Service Charge

     In this Schedule (and where appropriate the other schedules hereto unless the context otherwise requires) the following words and expressions shall have the meanings set out below

     "the Landlord's Costs"               the reasonable costs and expenses from
                                          time to time properly incurred by the
                                          Landlord in providing the services
                                          herein mentioned

     "the Service Charge"                 the proportion of the Landlord's Costs
                                          attributable to the Premises and
                                          payable by the Tenant in accordance
                                          with the provisions of this Schedule
                                          being 38% until the date all land on
                                          the Estate has been developed by the
                                          construction of buildings for
                                          occupation by commercial tenants (as
                                          evidenced by the issue of certificates
                                          of practical completion for all of the
                                          buildings on the Estate copies of
                                          which shall be delivered to the
                                          Tenant) when it will be such
                                          proportion of the Landlord's Costs as
                                          is reasonably and properly determined
                                          by the Landlord to be equal to the
                                          proportion that the gross internal
                                          floor area of the Building on the
                                          Premises bears to the gross internal
                                          floor area of all the buildings on the
                                          Estate

     "the Amenity Areas"                  such landscaped areas as from time to
                                          time may be provided by the Landlord
                                          within the Common Parts of the Estate

     "the Common Parts"                   all parts of the Estate from time to
                                          time made available or provided by the
                                          Landlord for general use by the
                                          tenants or
                                          occupiers of the Estate in common
                                          including without prejudice to the
                                          generality of the foregoing the
                                          Amenity Areas the Service Road and all
                                          other vehicular and pedestrian ways
                                          and areas external or fire escape
                                          routes service and other areas the
                                          Service Conduits and Appliances and
                                          all building or parts thereof reserved
                                          by the Landlord for the housing of
                                          plant machinery and equipment or
                                          otherwise in connection with or
                                          required for the provision of
                                          Landlord's services but excluding any
                                          of the aforesaid which are available
                                          for letting or specifically let or
                                          included in a demise to a particular
                                          tenant or tenants

2 The Landlord's Costs are those reasonable costs and expenses properly incurred for

2.1 repairing maintaining cleansing draining repainting and where necessary replacing and renewing the Common Parts

2.2  the maintenance of boundary fences or walls to the Estate

2.3 the provision of such control of traffic on the Service Road as the Landlord may from time to time reasonably consider necessary or desirable

2.4 repairing and maintaining or where necessary replacing any apparatus or equipment fixtures fittings decorations in or about the Common Parts or which are necessary for the provision of the services comprised herein

2.5 maintaining repairing cleansing emptying draining extending and amending the Service Media serving the Estate other than those for whose maintenance individual tenants are responsible

2.6 paying all rates taxes charges assessments and outgoings whatsoever (whether parliamentary parochial local or of any other description) assessed charged or imposed upon or payable in respect of the Common Parts or any part thereof and the Service Media serving the same except insofar as the same are the responsibility of the Tenant or any other tenant

2.7 all reasonable costs charges and expenses of abating a nuisance and of executing all such works as may be necessary for complying with any notice served by a local authority in connection with the Common Parts or any part thereof or the Service Media serving the same insofar as the same is not the liability of or attributable to the fault of any individual tenant of any part thereof or the Landlord

2.8 looking after and providing for those areas (if any) of the Common Parts as may be grassed or planted or may be suitable for grassing or planting

2.9 paying any special costs which may be made or imposed by the local or other competent authority on the Common Parts or the Service Media serving the same and relate to or arise from the administration thereof and/or the provision of the service herein mentioned

2.10 providing maintaining renewing and insuring such equipment as may from time to time be reasonably necessary or desirable for the carrying out of the acts and things mentioned in this Schedule and any other services which the Landlord may in accordance with the principles of good estate management from time to time consider reasonably necessary and providing such accommodation as may in the Landlord's reasonable opinion seem necessary to house vehicles and equipment employed in providing services in accordance herewith to the Estate or the Service Conduits and Appliances serving the same

2.11 the proper and reasonable costs charges remuneration of the Landlord or any agent or agents employed by the Landlord to manage and administer the Estate or the Service Conduits and Appliances serving the same and also any other proper and reasonable expenses incurred by the Landlord in the administration or protection of the Estate or the amenities thereof or the Service Conduits and Appliances serving the same

2.12 the reasonable costs charges and expenses of preparing and supplying to tenants copies of regulations made by the Landlord governing the use of the Estate or any part thereof

2.13 the provision maintenance and renewal of a board for the display of the names and locations of the tenants on the Estate and of any structure or any other board advertising the same

2.14 keeping proper records of all costs charges and expenses incurred by the Landlord in carrying out its obligations hereunder and if necessary employing a qualified accountant to audit the same

2.15 the insurance of any risks in relation to the Common Parts and all parts of the Estate for the time being unbuilt upon (but not any parts thereof which are or are intended to be available for sale or let) or which the Landlord has not yet developed) in respect of any public liability property owners and third party liability of the Landlord and risks arising by virtue of the employment of any person working on or engaged in the administration or maintenance of the Estate

2.16 the cost of electricity gas water and other services required for providing any of the Landlord's services

2.17 any irrecoverable Value Added Tax or other similar taxes levied or charged and paid in respect of the above mentioned heads of expenditure or otherwise in connection with provision of the services as aforesaid

     Provided that the Landlord shall be at liberty at any time to review the heads of expenditure or charge included in the Service Charge and to add thereto any items of expenditure not previously included therein which are in accordance with the principles of good estate management and reasonable in all the circumstances and from and after the relevant date of such review such additional items of expenditure charge allowance provision or value shall be included in the calculation of the service charge

3 Audited accounts for the Landlord's costs reasonably and properly incurred in connection with the provision of the services and amenities and in complying with the obligations in clause 6 of this

     Lease for the period ending on the 31st day of December 1999 and for each subsequent year ending on the 31st day of December during the Term shall be prepared and a copy of each set of such Accounts shall be supplied by the Landlord to the Tenant within three months of the expiration of the period to which it relates together with a copy of the certificate from the Surveyor that such Account is correct and such certificate shall (apart from any manifest error) be final and binding on both parties and the Landlord shall also supply to the Tenant on request such evidence that any item of the Landlord's costs has been or will be incurred as the Tenant may reasonably require

4 The Surveyor shall determine and certify the Service Charge and such certificate shall apart from any manifest error be final and binding on both parties

5 The Tenant shall pay to the Landlord the amount of the Service Charge in the following manner

5.1 on the usual quarter days in each year during the said Term the Tenant shall pay to the Landlord in advance one quarter of the amount reasonably and properly estimated by the Landlord or the Surveyor to be the Service Charge for the current period of twelve months Provided always that the first payment thereunder shall be made on the signing hereof and shall be a proper proportion of the amount estimated by the Landlord or the Surveyor to be the Service Charge for the period between the date of this Lease and the day before the quarter day immediately after the date of this Lease

5.2 within twenty-one days after service by the Landlord on the Tenant of the copy of any account and certificates as referred to aforesaid the Tenant shall pay to the Landlord or be entitled to receive from the Landlord the balance by which the Service Charge exceeds or falls short of the total sum payable by the Tenant to the Landlord pursuant to the provisions of this clause for the year to which such account relates

                                FIFTH SCHEDULE

             Surety's Covenants Guarantee of Tenant's performance


1    The Surety hereby covenants with the Landlord as a primary obligation that

1.1 the Tenant will pay the Rents on the days and in manner aforesaid and will duly perform and observe all the Tenant's covenants herein and that in case of default the Surety will pay and make good to the Landlord on demand all loss damages costs and expenses thereby arising or incurred by the Landlord

1.2 the Surety will enter into any further lease granted by the Landlord to the Tenant whether pursuant to the Landlord and Tenant Act 1954 or otherwise to guarantee the obligations of the Tenant under such lease such guarantee to be on terms identical (mutatis mutandis) to the terms of this guarantee or on such other terms as may be reasonably required by the Landlord

1.3 in the event that a liquidator or trustee in bankruptcy shall disclaim or surrender the Lease or the Lease shall be forfeited the Surety shall if the Landlord so requires by notice given to the Surety within three (3) months after such event take from the Landlord a new lease of the Premises for the residue of the Term unexpired at the date of such event and at the Rents then payable and subject to the terms of this Lease in every respect and to execute and deliver to the Landlord a counterpart thereof and to pay to the Landlord the reasonable costs thereof

1.4 in the event that the Landlord shall not require the Surety to take up a lease in accordance with the provisions of paragraph 1.2 then the Surety shall pay to the Landlord a capital sum equal to three months' Rents that would have otherwise have been payable under this Lease

2    PROVIDED THAT AND IT IS HEREBY AGREED THAT

2.1 The Surety shall not be released or discharged in any way from its obligations under this Lease by

2.1.1 any neglect or forbearance of the Landlord in endeavouring to obtain payment of the Rents when the same become payable or to enforce performance or observance of the Tenant's covenants herein and any time which may be given by the Landlord to the Tenant or

2.1.2 any variation of the terms of this Lease (save as provided by the 1995
      Act) or

2.1.3 the transfer of the Landlord's reversionary interest immediately expectant on the termination of the Term or

2.1.4 any refusal by the Landlord to accept rent tendered by or on behalf of the Tenant at a time when the Landlord was entitled to re-enter the Premises or

2.1.5 any legal limitation and/or incapacity of Tenant and/or any change in the constitution or powers of the Tenant the Surety or the Landlord or

2.1.6 any liquidation administration or bankruptcy of the Tenant or the Surety or

2.1.7 any other act omission matter or thing whatsoever whereby but for this provision the Surety would be released

2.2 The Surety shall not be entitled to participate in or be subrogated to any security held by the Landlord in respect of the Tenant's obligations or otherwise to stand in the place of the Landlord in respect of any such security

2.3 The Surety hereby waives any right to require the Landlord to pursue against the Tenant any rights which may be available to the Landlord before proceeding against the Surety

2.4 The benefit of this guarantee shall enure for the successors in title of the Landlord without the requirement of any express assignment

                                SIXTH SCHEDULE

                              Landlord's Fixtures

1 Sanitary fittings in main office and warehouse area (including but not limited to toilets wash hand basins showers vanity counters sanitary ironmongery soap dishes dispensers hat and coat hooks and toilet roll holders)

2    Supports for signage

                               SEVENTH SCHEDULE

                    Works to be Disregarded on Rent Review


        1   Item cancelled

        2   Revised partition layout to entrance lobby

        3   Item cancelled

        4   Revised partitions to blending/prunus and paint

        5   Steam cleaning pit

        6   Machine pit to shot peen area

        7   Machine pit to prunus area

        8   Item cancelled

        9   Drainage point for canteen

       10   Item cancelled

       11 Revised openings to internal partitions specifically the introduction of steel

       12   Revised floor boxes to offices

       13   Revised transformers and switchgear

       14   Revised machine base details

       15   Revised ducts to machine shop

       16 Omit schedule of main services penetrations required for Hawker Pacific equipment

       17 Revert to original location of loading bay door to stores between Grid Lines N and O

       18   Item cancelled

       19   Not current - HPA to resolve issue with Environment Agency

       20   Revised edge detail for plating pit

       21 Alterations to M&E at first floor offices to suit internal partitions, rejected

       22   Increase size of cable ladder to facilitate machine shop cabling

       23   Provide un-metered hose reel water supply

       24   Item cancelled

       25 Supply and install two pairs of double doors in lieu of two single doors to main works access corridor (under office plant room, grids 12-13/P-R)

       26 Floor sealer and hardener to the steam clean pit and adjacent area of the floor slab, as indicated on sketch ref LB2723/SK11 (an epoxy coating will be applied to this area as part of the fit out works)

      THE COMMON SEAL of                       )
      SUN LIFE ASSURANCE SOCIETY PLC           )
      was hereto affixed in the presence of    )


                              Authorised Signatory

                              Signatory




      THE COMMON SEAL of                                     )
      HAWKER PACIFIC AEROSPACE LIMITED  )
      was hereto affixed in the presence of                  )

                              Director

      /s/ David L Lokken      Secretary/Director

      /s/ Dennis Biety


      EXECUTED as a Deed by                    )
      HAWKER PACIFIC AEROSPACE                 )
      acting by DAVID L LOKKEN                 )    /s/ DAVID L LOKKEN